Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Regulation Statement under the Securities Act of 1933 on Form S-1 of Life Clips, Inc. of our report dated October 13, 2021, relating to the audited consolidated balance sheets of Life Clips, Inc. as of June 30, 2021 and 2020, and the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the years then ended.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

May 17, 2022